                                                                    EXHIBIT 4.2

                    CERTIFICATE OF DESIGNATION OF THE POWERS
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                  OPTIONAL AND OTHER SPECIAL RIGHTS OF 13 1/2%
                   SENIOR PAYMENT-IN-KIND PREFERRED STOCK, AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF


                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware


                  Source Media, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, duly approved and adopted the following resolution (the "Resolution"):

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 13 1/2% Senior Payment-In-Kind Preferred Stock, par value $.01 per share, with a stated value of $25.00 per share, consisting of 1,000,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

         (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "13 1/2% Senior PIK Preferred Stock due 2007." The number of shares constituting such class shall be 1,000,000 and are referred to herein as the "Senior Preferred Stock." 800,000 shares of Senior Preferred Stock shall be initially issued with an additional 200,000 shares reserved for issuance in accordance with paragraph (c)(i) hereof. The liquidation preference of the Senior Preferred Stock shall be $25.00 per share.

         (b) Liquidation Preference. The Senior Preferred Stock shall, with respect to dividends and distributions upon liquidation, winding-up and dissolution of the Corporation, rank senior to all classes of Common Stock of the Corporation and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created other than as permitted in the following sentence (collectively, referred to as "Junior Stock"). The Corporation may not issue any class or series of Capital Stock that ranks (x) on a parity with the Senior Preferred

Stock as to dividends and distributions upon liquidation, winding-up and dissolution (collectively, referred to as "Parity Stock") that was not approved by the Holders in accordance with paragraph (f)(ii)(A) hereof (to the extent such approval is required) or (y) senior to the Senior Preferred Stock as to dividends and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Stock") that was not approved by the Holders in accordance with paragraph (f)(ii)(B) hereof.

         (c) Dividends. (i) Beginning on the Issue Date, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends (the "Regular Dividends") on each share of Senior Preferred Stock, at a rate per annum equal to 13 1/2% of the liquidation preference per share of the Senior Preferred Stock, payable quarterly; provided that so long as a Triggering Event shall have occurred and be continuing, additional dividends will accumulate on the Senior Preferred Stock at a rate per annum of 2% of the liquidation preference per share of the Senior Preferred Stock, payable quarterly; and provided further, that the Regular Dividend rate per annum is subject to increase as provided for in clause (vi) below. All Regular Dividends shall be cumulative, whether or not earned or declared, on a daily basis from the date of issuance of the Senior Preferred Stock and shall be payable quarterly in arrears on each Regular Dividend Payment Date, commencing on the first Regular Dividend Payment Date after the Issue Date. Regular Dividends (including Additional Dividends, if any) accumulating on or prior to November 1, 2002 may be paid, at the Corporation's option, either in cash or by the issuance of additional shares of Senior Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such Regular Dividends (but not less than $1.00). In the event that on or prior to November 1, 2002 Regular Dividends are declared and paid through the issuance of additional shares of Senior Preferred Stock as provided in the previous sentence, such Regular Dividends shall be deemed paid in full and shall not accumulate. Regular Dividends accumulating after November 1, 2002 must be paid in cash. Each Regular Dividend shall be payable, out of funds legally available therefor, to the Holders of record as they appear on the stock books of the Corporation on the Regular Dividend Record Date immediately preceding the related Regular Dividend Payment Date.

         (ii) All Regular Dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

         (iii) Regular Dividends accruing after November 1, 2002 on the Senior Preferred Stock for any past Dividend Period and Regular Dividends in connection with any optional redemption pursuant to paragraph (e)(i) may be declared and paid at any time, without reference to any Regular Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors of the Corporation.

         (iv) So long as any share of the Senior Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Stock or Parity Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Stock or Parity Stock or any warrants, rights, calls or options exercisable for or convertible into any Junior Stock or Parity Stock whether in cash, obligations or shares of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Stock or Parity Stock or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Senior Preferred Stock have been paid (or are deemed paid) in full.

         (v) Regular Dividends payable on the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. The amount of Additional Dividends will be determined consistent with the preceding sentence and by multiplying the applicable Additional Dividends by a fraction, the numerator of which is the number of days (not to exceed 90) such rate was applicable during any Dividend Period and the denominator of which is 360.

         (vi) Additional Dividends shall become due and payable with respect to the Senior Preferred Stock as set forth in the Registration Rights Agreement.

         (d) Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the liquidation preference for each share outstanding, plus, without duplication, (x) an amount in cash equal to accumulated and unpaid Regular Dividends and Additional Dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated Regular Dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any distribution is made on Junior Stock, including, without limitation, Common Stock of the Corporation. Except as provided in the preceding sentence, Holders of Senior Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Senior Preferred Stock and all Parity Stock, then the holders of all such shares shall share equally and ratably in such distribution of assets in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

         (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

         (e) Redemption.

         (i) Optional Redemption. Up to 35% of the Senior Preferred Stock will be redeemable, at the Corporation's option, at any time or in part from time to time, on or prior to November 1, 2000 out of the Net Cash Proceeds of one or more Equity Offerings by the Corporation so long as there is a Public Market as at the time of such redemption, at a redemption price equal to 113.50% of the liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including, but not limited to, an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the redemption date). After November 1, 2000 and prior to November 1, 2002, the Senior Preferred Stock is not redeemable. On or after November 1, 2002, the Senior Preferred Stock will be redeemable, at the Corporation's option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of liquidation preference) if redeemed during the twelve-month period commencing on November 1 of the applicable year set forth below plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including, but not limited to, an amount in cash equal to a prorated dividend for the period from the immediately preceding dividend payment date to the Redemption Date):

                  Year              Percentage
                  ----              ----------
                  2002                      106.75%
                  2003                      104.50%
                  2004                      102.25%
         2005 and thereafter                100.000%

                  (ii) Mandatory Redemption. The Senior Preferred Stock will be subject to mandatory redemption, subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor, in the manner provided in paragraph (e)(iii) hereof, in whole on November 1, 2007 at a redemption price equal to 100% of the then effective liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends to the date of redemption.

                  (iii) Procedures to Redemption. (A) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as it appears on the stock books of the Corporation, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                  (1) whether the redemption is pursuant to paragraph (e)(i) or
         (e)(ii) hereof;

                  (2) the redemption price;

                  (3) whether all or less than all the outstanding shares of the Senior Preferred Stock are to be redeemed and the total number of shares of the Senior Preferred Stock being redeemed;

                  (4) the date fixed for redemption;

                  (5) that the Holder is to surrender to the Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and

                  (6) that dividends on the shares of the Senior Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

         (B) Each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (C) On and after the Redemption Date, unless the Corporation fails to make payment in full of the applicable redemption price, dividends on the Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price; provided, however, that if a notice of redemption shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the redemption price.

         (f) Voting Rights. (i) The Holders of Senior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii),
(iii) and (iv) below, shall
not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the corporation.

                  (ii) (A) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Parity Stock without the affirmative vote or consent of Holders of at least a majority of the then outstanding shares of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, however, that no such vote or consent shall be necessary in connection with (i) the authorization and issuance of additional shares of Senior Preferred Stock pursuant to the provisions of paragraph (c) of this Certificate of Designation or (ii) the authorization and issuance of that number of shares of Exchange Preferred Stock and/or the Private Exchange Preferred Stock not in excess of 1,712,000 shares less the sum of (x) that number of shares of Senior Preferred Stock not exchanged in the Exchange Offer and/or Private Exchange Offer and (y) that number of shares of Senior Preferred Stock payable as dividends on such other shares of Senior Preferred Stock referred to in clause (x), assuming accumulation of the maximum number of Additional Dividends payable and assuming a Triggering Event had occurred and would remain continuing until November 1, 2007; and provided further, however, that the Corporation may issue Parity Stock if after giving effect to such issuance the Consolidated Coverage Ratio is greater than 1.7 to 1.

                  (B) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Senior Stock without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, unless after giving effect to the issuance of any such preferred stock the Consolidated Coverage Ratio is greater than 1.7 to 1.0.

                  (C) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not amend this Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Senior Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of (x) Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, if a corresponding amendment is to be made to the certificate of designation governing the Exchange Preferred Stock and Private Exchange Stock which amendment, together with such amendment to this Certificate of Designation, affects the Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock identically in all material respects (a "Corresponding Amendment") or (y) Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, if such amendment is not a Corresponding

Amendment. It is understood that no affirmative vote or consent of Holders of Senior Preferred Stock shall be required in connection with any amendment to the Corporation's certificate of incorporation that increases the number of authorized shares of Senior Preferred Stock so that there is a sufficient number of authorized shares of Senior Preferred Stock to pay dividends on the Senior Preferred Stock in additional shares of Preferred Stock.

                  Notwithstanding the foregoing clauses (B) and (C), any Restricted Subsidiary of the Corporation may consolidate with, merge into or transfer all or part of its properties and assets to the Corporation.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

                  (iii) (A) If (i) after November 1, 2002, dividends on the Senior Preferred Stock required to be paid in cash are in arrears and unpaid or
(ii) the Corporation is subject to a material default on its outstanding indebtedness or (iii) the Corporation fails to redeem the Senior Preferred Stock on or before November 1, 2007 or fails to discharge any redemption obligation with respect to the Senior Preferred Stock or (iv) the Corporation fails to make a Change of Control Offer if such an offer is required by the provisions set forth under paragraph (h)(i) hereof or fails to purchase shares of Senior Preferred Stock from holders who elect to have such shares purchased pursuant to the Change of Control Offer or (v) a breach or violation of any of the provisions described under paragraph (l) hereof occurs and the breach or violation continues for a period of 60 days or more after the Corporation receives notice thereof specifying the default from the holders of at least 25% of the shares of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock then outstanding or (vi) the Corporation fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Corporation or any Restricted Subsidiary of the Corporation, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $3,000,000 or more at any time, in each case, after a 20-day period during which such default shall not have been cured or such acceleration rescinded or (vii) the Corporation (x) shall fail to amend its certificate of incorporation to increase the number of shares of authorized Senior Preferred Stock in an amount sufficient to allow it to pay dividends on the Senior Preferred Stock in additional shares of Senior Preferred Stock and
(y) shall fail to pay such dividends, when due, in cash, then the number of directors constituting the board of directors of the Corporation will be adjusted to permit the holders of a majority of the then outstanding shares of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock, voting together and as a class, to elect two directors to the board of directors of the Corporation. Such voting rights will continue until such time as, in the case of a dividend default, all accumulated and unpaid dividends on the Senior Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied, cured or waived by the holders of at least a majority of the shares of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (i) through (vii) above is referred to herein as a "Triggering Event."

                  (B) The right of the Holders of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock voting together as a separate class to elect members of the Board of Directors as set forth in subparagraph (f)(iii)(A) above shall continue until such time as (x) in the event such right arises due to a failure to pay a dividend, all accumulated dividends that are in arrears on the Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock are paid in full in cash; and (y) in all other cases, the failure, breach or default giving rise to such Triggering Event is remedied, cured or waived by the holders of at least a majority of the shares of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock then outstanding, at which time (1) the special right of the Holders of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock so to vote as a class for the election of directors and (2) the term of office of the directors elected by the Holders of the Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock shall each terminate and the directors elected by the holders of Common Stock or Capital Stock (other than the Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock) shall constitute the entire Board of Directors. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock pursuant to paragraph (f)(iii) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least twenty-five percent (25%) of the shares of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock then outstanding addressed to the secretary of the Corporation shall, call a special meeting of the Holders of the Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock, for the purpose of electing directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the secretary of the Corporation, or within twenty
(20) days after mailing the same within the United States by certified mail, addressed to the secretary of the Corporation at its principal executive offices, then the Holders of record of at least twenty-five percent (25%) of the outstanding shares of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Senior Preferred Stock, Exchange

Preferred Stock or Private Exchange Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

                  (C) At any meeting held for the purpose of electing directors at which the Holders of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock entitled to vote thereat shall be required to constitute a quorum of such Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock.

                  (D) Any vacancy occurring in the office of a director elected by the Holders of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock may be filled by the remaining director elected by the Holders of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock unless and until such vacancy shall be filled by the Holders of Senior Preferred Stock, Exchange Preferred Stock and Private Exchange Preferred Stock.

                  (iv) In any case in which the Holders of Senior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Senior Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Senior Preferred Stock held.

                  (g) Mergers and Consolidations. The Corporation shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person, unless: (A) the resulting, surviving or transferee Person (the "Successor Corporation") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Corporation (if not the Corporation) shall expressly assume all the obligations of the Corporation under the Senior Preferred Stock; (B) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Corporation or any Subsidiary of the Successor Corporation as a result of such transaction as having been Incurred by the Successor Corporation or such Restricted Subsidiary at the time of such transaction), no Triggering Event shall have occurred and be continuing; (C) immediately after giving effect to such transaction, the Successor Corporation would be able to incur at least an additional $1.00 of Indebtedness pursuant to paragraph (l)(i); and (D) the Consolidated Net Worth of the resulting, surviving, or transferee corporation is not less than that of the Corporation immediately prior to the transaction;
(E) there has been delivered to the Transfer Agent an Opinion of Counsel to the effect that holders of the Senior Preferred Stock will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred; and (F) the Corporation shall have delivered to the Transfer Agent an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer comply with this Certificate of Designation.

                  The Successor Corporation will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the Certificate of Designation, but in the case of a lease of all or substantially all its assets, the Corporation will not be released from the obligation to pay the liquidation preference or dividends on the Preferred Stock.

                  Notwithstanding the foregoing clauses (B) and (C), any Restricted Subsidiary of the Corporation may consolidate with, merge into or transfer all or part of its properties and assets to the Corporation.

                  (h) Change of Control. (i) Within 20 days of the occurrence of a Change of Control, the Corporation shall make an offer to purchase (the "Change of Control Offer") the outstanding Senior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid Regular Dividends (including Additional Dividends, if any) thereon (including an amount in cash equal to a prorated Regular Dividend for the period from the immediately preceding Regular Dividend Payment Date to the Change of Control Payment Date) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this paragraph (h).

                  (ii) Within 20 days of the occurrence of a Change of Control, the Corporation also shall (i) cause a notice of the Change of Control to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to each holder of Senior Preferred Stock, at the address appearing on the stock books of the Corporation, a notice stating:

                  (1) that the Change of Control Offer is being made pursuant to this paragraph (h) and that all Senior Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                  (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

                  (3) that any Senior Preferred Stock not tendered will continue to accumulate dividends;

                  (4) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price, any Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

                  (5) that holders accepting the offer to have their Senior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing Senior Preferred Stock to the Corporation at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (6) that holders will be entitled to withdraw their acceptance if the Corporation receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Senior Preferred Stock delivered for purchase, and a statement that such holder is withdrawing his election to have such Senior Preferred Stock purchased;

                  (7) that holders whose Senior Preferred Stock is being purchased only in part will be issued new certificates representing the number of shares of Senior Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

                  (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

                  (iii) In the event that a Change of Control occurs and the holders of Senior Preferred Stock exercise their right to require the Corporation to purchase Senior Preferred Stock, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Corporation will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase and, in the event of a conflict between the requirements of the Exchange Act and this Certificate of Designation, the provisions of the Exchange Act shall govern.

                  (iv) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Senior Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly mail to the Holders of shares so accepted the Change of Control Purchase Price therefor and
(C) cancel and retire each surrendered Certificate and execute a new Senior Preferred Stock certificate equal to any unpurchased shares represented by a certificate surrendered. Unless the Corporation defaults in the payment for the shares of Senior Preferred Stock tendered pursuant to the Change of Control Offer, dividends shall cease to accrue with respect to the shares of Senior Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

                  (v) Prior to the mailing of the notice referred to in paragraph (g)(ii), but in any event within 20 days following the date on which a Change of Control occurs, the Corporation covenants that, if the purchase of the Senior Preferred Stock would violate or constitute a default or be prohibited under the Indenture or any other instrument governing Indebtedness outstanding at the time, then the Corporation will, to the extent needed to permit such purchase of Senior Preferred

Stock, either (i) repay in full all Indebtedness under the Indenture or any such other instrument, as the case may be, or (ii) obtain the requisite consents under the Indenture or any such other instrument, as the case may be, to permit the redemption of the Senior Preferred Stock as provided above. The Corporation will first comply with the covenant in the preceding sentence before it will be required to redeem Senior Preferred Stock pursuant to the provisions described above.

                  (i) Conversion or Exchange. The Holders of shares of Senior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation other than the Exchange Preferred Stock and the Private Exchange Preferred Stock as provided in the Registration Rights Agreement dated as of the date hereof.

                  (j) Reissuance of Senior Preferred Stock. Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock, provided that any issuance of such shares of Preferred Stock must be in compliance with the terms hereof.

                  (k) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                  (l) Certain Additional Provisions.

                  (i) Limitation on Indebtedness. (A) The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.0:1.

                  (B) Notwithstanding the foregoing paragraph (A), the Corporation and its Restricted Subsidiaries may Incur the following
         Indebtedness:

                  (i) Indebtedness of the Corporation or any Restricted Subsidiary under Bank Indebtedness and under standby letters of credit or reimbursement obligations with respect thereto issued in the ordinary course of business and consistent with industry practice, provided, however, that the aggregate principal amount of any Indebtedness Incurred pursuant to this clause (i) shall not exceed $10 million at any time outstanding;

                  (ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in a Permitted Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii), together with Indebtedness Incurred in connection with Sale/Leaseback Transactions in accordance with paragraph (l)(v) hereof, shall not exceed $5 million at any time outstanding;

                  (iii) Indebtedness of the Corporation owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Corporation or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Corporation or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (iv) Indebtedness represented by (w) the Notes, (x) the Guarantees, (y) Existing Indebtedness and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or Incurred pursuant to paragraph (A);

                  (v) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Corporation (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Corporation); provided, however, that at the time such Restricted Subsidiary is acquired by the Corporation, the Corporation would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (A) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (v);

                  (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Corporation or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Corporation or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) Incurred in the ordinary course of business and (D) under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate

         Agreements are entered into for bona fide hedging purposes of the Corporation or its Restricted Subsidiaries (as determined in good faith by the Board of Directors of the Corporation) and correspond in terms of notional amount, duration, currencies and interest rates as applicable, to Indebtedness of the Corporation or its Restricted Subsidiaries Incurred without violation of the Certificate of Designation or to business transactions of the Corporation or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

                  (vii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credits, surety bonds or performance bonds securing any obligations of the Corporation or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Corporation (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Corporation for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Corporation or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (vii) when taken together with all Indebtedness Incurred pursuant to this clause (vii) and then outstanding, shall not exceed $1 million;

                  (viii) Indebtedness consisting of (A) Guarantees by the Corporation or a Subsidiary Guarantor of Indebtedness Incurred by a Wholly-Owned Subsidiary without violation of the Certificate of Designation (so long as the Corporation or such Subsidiary Guarantor, as the case may be, could have Incurred such Indebtedness directly without violation of the Certificate of Designation) and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by the Corporation without violation of the Certificate of Designation (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Certificate of Designation);

                  (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by the Corporation or its Restricted Subsidiaries drawn against insufficient funds in the ordinary course of business in an amount not to exceed $250,000 at any time, provided that such Indebtedness is extinguished within two business days of its Incurrence; and

                  (x) Indebtedness (other than Indebtedness described in clauses (i) - (ix)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (x) and then outstanding, will not exceed $4 million (it being understood that any Indebtedness Incurred under this clause
         (x) shall cease to be deemed Incurred or outstanding for purposes of this clause (x) (but shall be deemed to be Incurred for purposes of paragraph (A)) from and after the first date on which the

         Corporation or its Restricted Subsidiaries could have Incurred such Indebtedness under the foregoing paragraph (A) without reliance upon this clause (x)).

                  (C) The Corporation will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

                  (ii) Limitation on Restricted Payments. (A) The Corporation shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Corporation or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and (B) dividends or distributions payable to the Corporation or any of its Restricted Subsidiaries by any of its Subsidiaries (and if the Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Corporation held by Persons other than a Wholly-Owned Subsidiary of the Corporation or any Capital Stock of a Restricted Subsidiary of the Corporation held by any Affiliate of the Corporation, other than a Wholly-Owned Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses (i) through (iv) being referred to as a "Restricted Payment"); if at the time the Corporation or such Restricted Subsidiary makes such Restricted Payment:

                  (1) the Corporation shall have paid a dividend, on the most recent Dividend Payment Date, by the issuance of additional Preferred Stock; or

                  (2) a Triggering Event shall have occurred and be continuing (or would result therefrom); or

                  (3) the Corporation is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (A) of paragraph (l)(i); or

                  (4) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by the Corporation from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to (x) a Subsidiary of the Corporation, (y) an employee stock ownership plan or similar trust or (z) management employees of the Corporation or any Subsidiary of the Corporation); provided, however, that the value of any non-cash net proceeds, shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $1 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing; (C) the amount by which Indebtedness of the Corporation is reduced on the Corporation's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Corporation) subsequent to the Issue Date of any Indebtedness of the Corporation convertible or exchangeable for Capital Stock of the Corporation (less the amount of any cash, or other property, distributed by the Corporation upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Corporation or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Corporation or any Restricted Subsidiary of the Corporation or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amounts of Restricted Payments; provided, however, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated Net Income.

                  (B) Notwithstanding the foregoing, the Corporation shall not, and shall not permit any of its Restricted Subsidiaries, to make Investments in Interactive Channel, Inc. or Interactive Channel Technologies, Inc., if at the time of such Investment:

                  (1) a Triggering Event shall have occurred and be continuing (or would result therefrom); or

                  (2) the aggregate amount of such Investment and all other Investments in Interactive Channel, Inc. made subsequent to the Issue Date would exceed the sum of (A) $34.0 million; (B) 50% of the Adjusted Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Investment as to which financial results are available (but in no event ending more than 135 days prior to the date such Restricted Payment) (or, in the such Adjusted Consolidated

         Net Income shall be a deficit, minus 100% of such deficit); and (C) the aggregate net proceeds received by the Corporation from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date as calculated in accordance with paragraph (A)(3)(B) above.

                  (C) The provisions of paragraph (A) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Corporation made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Corporation (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary, an employee stock ownership plan or similar trust or management employees of the Corporation or any Subsidiary of the Corporation); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3) (B) of paragraph (A); (ii) any purchase or redemption of Subordinated Obligations of the Corporation made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Corporation in compliance with (l)(i) hereof; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; and (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; provided, however, that in each case, no Triggering Event shall have occurred or be continuing at the time of such payment or as a result thereof.

                  (D) For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Board of Directors) of the assets so utilized in making such Restricted Payment, provided, further that (i) in the case of any Restricted Payment made with capital stock or indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the capital stock or indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment in an aggregate amount in excess of $1 million, a written opinion as to the fairness of the valuation thereof (as determined by the Corporation) for purposes of determining compliance with paragraph (l)(ii) shall be issued by an independent investment banking firm of national standing.

                  (E) No later than the date of making any Restricted Payment, the Corporation shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment complies with this Certificate of Designation and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Corporation's latest available quarterly financial statements and a copy of any required investment banker's opinion.

                  (iii) Limitation on Affiliate Transactions. (A) The Corporation will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Corporation, other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Corporation or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Corporation and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2 million, the Corporation has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Corporation or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  (B) The foregoing paragraph (A) shall not apply to (i) any Restricted Payment permitted to be made pursuant to paragraph (l)(ii) hereof,
(ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Corporation, (iii) loans or advances to employees in the ordinary course of business of the Corporation or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 at any time, (iv) loans or advances to senior management of the Corporation which loans and advances are secured by shares of Common Stock of the Corporation owned by such senior management, in an aggregate amount outstanding not to exceed $750,000, (v) any transaction between Wholly-Owned Subsidiaries, (vi) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Corporation and its Restricted Subsidiaries, in each case in the ordinary course of business, (vii) transactions pursuant to agreements in existence on the Issue Date which are
(x) described in the Corporation's offering memorandum dated October 30, 1997 or (y) otherwise, in the aggregate, immaterial to the Corporation and its Restricted Subsidiaries taken as a whole, (viii) any employment, non-competition or confidentiality agreements entered into by the Corporation or any of its Restricted Subsidiaries with its employees in the ordinary course of business, and (ix) the issuance of Capital Stock of the Corporation (other than Disqualified Stock).

                  (iv) Limitation on Issuances of Capital Stock of Restricted Subsidiaries. The Corporation will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any

Person (other than to the Corporation or a Wholly-Owned Subsidiary of the Corporation) or permit any Person (other than the Corporation or a Wholly-Owned Subsidiary of the Corporation) to own any Capital Stock of a Restricted Subsidiary of the Corporation, if in either case as a result thereof such restricted Subsidiary would no longer be a Restricted Subsidiary of the Corporation; provided, however, that this provision shall not prohibit (x) the Corporation or any of its Restricted Subsidiaries from selling or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Certificate of Designation.

                  (v) Limitation on Sale/Leaseback Transactions. The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless (a) the Corporation or such Restricted Subsidiary, as the case may be, would be entitled to pursuant to this Certificate of Designation Incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (b) the Net Cash Proceeds from such Sale/Leaseback Transaction are at least equal to the fair market value of the property or assets subject to such Sale/Leaseback Transaction (such fair market value determined, in the event such property or assets have a fair market value in excess of $500,000, no more than 30 days prior to the effective date of such Sale/Leaseback Transaction, by the Board of Directors of the Corporation as evidenced by a resolution of such Board of Directors) and (c) the Indebtedness Incurred in connection with such Sale/Leaseback Transaction, together with Indebtedness Incurred in accordance with (ii) of paragraph (B) of paragraph
(l)(i), does not exceed $5 million at any time outstanding.

                  (m) SEC Reports. The Corporation will provide to the holders of the Senior Preferred Stock within 15 days, after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Corporation files with the Commission pursuant to Section 13 or 15 (d) of the Exchange Act. In the event that the Corporation is not required to file such reports with the Commission pursuant to the Exchange Act, the Corporation will nevertheless deliver such Exchange Act information to the holders of the Preferred Stock within 15 days after it would have been required to file it with the Commission.

                  (n) Conduct of Business. The Corporation will not permit IT Network, Inc. to directly or indirectly engage in any business other than the provision of voice information services, including the services described in this Offering Memorandum. The Corporation will conduct all of its interactive television business through Interactive Channel, Inc., Interactive Technologies, Inc. and any of their Wholly-Owned Subsidiaries.

                  (o) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Acquisitions" means the October 1997 acquisitions by the Corporation of certain of the electronic publishing assets of Brite Voice, Inc. for $35.6 million and certain of the assets of Voice News Network, Inc. for $9.0 million.

                  "Additional Dividends" has the meaning set forth in the Registration Rights Agreement.

                  "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income minus (plus) the net income (loss) of Interactive Channel, Inc. for such period, plus an amount equal to the corporate overhead allocated to Interactive Channel, Inc., on an after-tax basis, unless otherwise included in the net income of Interactive Channel, Inc., for such period (as determined in good faith by senior management of the Corporation), plus an amount equal to the amortization of intangible assets relating to the Acquisitions.

                  "Affiliate" of any specified person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Affiliate Transaction" shall have the meaning ascribed to it in paragraph l(iv) hereof.

                  "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Corporation or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Corporation or by the Corporation or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business and for which adequate reserves have been established in accordance with GAAP, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Corporation and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1 million, and (v) transactions permitted under paragraph (g) hereof. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with paragraph (l)(ii) shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

                  "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bank Indebtedness" means loans made by banks, trust companies and other institutions principally engaged in the business of lending money to businesses to the Company or a Restricted Subsidiary under a credit facility, loan agreement or similar agreement.

                  "Board of Directors" shall have the meaning ascribed to it in the first paragraph of this Certificate of Designation.

                  "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

                  "Certificate of Designation" means this Certificate of Designation creating the Senior Preferred Stock.

                  "Change of Control" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation and its Subsidiaries; or
(ii) a majority of the Board of Directors of the Corporation or of any direct or indirect holding company thereof shall consist of Persons who are not Continuing Directors of the Corporation; or (iii) the acquisition by any Person or group of related Persons for purposes of Section 13 (d) of the Exchange Act, of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Corporation or of any direct or indirect holding company thereof.

                  "Change of Control Offer" shall have the meaning ascribed to it in paragraph (h)(i) hereof.

                  "Change of Control Payment Date" shall have the meaning ascribed to it in paragraph (h)(ii)(2) hereof.

                  "Change of Control Purchase Price" shall have the meaning ascribed to it in paragraph (h)(i) hereof.

                  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense,
(ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any noncash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) and less, to the extent added in calculating Consolidated Net Income,
(x) exchange or translation gains on foreign currencies and (y) non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Corporation shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Corporation or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated

Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by the Board of Directors of the Corporation) shall be deemed outstanding for purposes of this calculation), and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(2) if since the beginning of such period any Indebtedness of the Corporation or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period,
(3) if since the beginning of such period the Corporation or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Corporation or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Corporation and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Corporation is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Corporation and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (4) if since the beginning of such period the Corporation or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Corporation (or any Person which becomes a Restricted Subsidiary of the Corporation as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Corporation or was merged with or into the Corporation or any Restricted Subsidiary of the Corporation since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Corporation or a Restricted Subsidiary of the Corporation during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Corporation. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Corporation and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest,
(iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owned with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Corporation or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements; (vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Corporation) in connection with Indebtedness Incurred by such plan or trust and
(ix) case and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Corporation held by Persons other than the Corporation or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Corporation, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

                  "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Corporation and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income
(loss) of any Person acquired by the Corporation or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Corporation if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Corporation (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Corporation and other than restrictions that are created or exist in compliance with this certificate, (iii) any gain or loss realized upon the sale or other disposition of any assets of the Corporation or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to the Corporation or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Corporation or any of its Restricted Subsidiaries in such Person and (vii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of paragraph (l)(ii) only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Corporation or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under paragraph (l)(ii) pursuant to clause (A) (3) (D) thereof.

                  "Consolidated Net Worth" means, the total of the amounts shown on the balance sheet of the Corporation and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Corporation ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Corporation plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of the Certificate of Designation or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

                  "Corresponding Amendment" shall have the meaning ascribed to it in paragraph (f)(ii)(C) hereof.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which Person is a party or a beneficiary.

                  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures

(excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final stated maturity of the Notes, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final stated maturity of the Senior Preferred Stock.

                  "Dividend Period" means the Initial Dividend Period and, thereafter, each quarterly dividend period.

                  "Equity Offerings" means an offering for cash by the Corporation of its Common Stock or option warrants or rights with respect to its Common Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exchange Notice" shall have the meaning ascribed to it in paragraph (g) hereof.

                  "Exchange Offer" means a registered offer to exchange any and all shares of the Senior Preferred Stock for a like number of shares (with a liquidation preference equal to that of the surrendered shares) of another series of the Corporation's senior exchangeable preferred stock that has terms identical in all material respects to the Senior Preferred Stock except that the Exchange Preferred Stock shall have been registered pursuant to an effective registration statement under the Securities Act and the certificates therefor shall contain no restrictive legends thereon.

                  "Exchange Preferred Stock" means the series of the Corporation's senior exchangeable preferred stock publicly offered in exchange for the Senior Preferred Stock as contemplated by the Registration Rights Agreement and having terms identical in all material respects to the Senior Preferred Stock.

                  "Existing Indebtedness" means Indebtedness of the Corporation or its Restricted Subsidiaries in existence on the Issue Date, plus interest accrued thereon, after application of the net proceeds of the sale of the Notes and Units.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Certificate of Designation, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Certificate of Designation shall be computed in conformity with GAAP.

                  "Guarantees" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Subsidiary Guarantor" means each Subsidiary of the Corporation in existence on the Issue Date and each Subsidiary (other than Unrestricted Subsidiaries) created or acquired by the Corporation after the Issue Date.

                  "Holder" means a holder of shares of Senior Preferred Stock, Exchange Preferred Stock or Private Exchange Preferred Stock, as the context requires, as reflected in the stock books of the Corporation.

                  "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses Incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person,

(viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Corporation, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the stated maturity of such Preferred Stock (but excluding, in each case, accrued dividends) with the amount of Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; provided that, for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or Preferred Stock, as the case may be, were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Certificate of Designation, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the Board of Directors of the Corporation and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

                  "Indenture" means the Indenture dated as of October 30, 1997, by, and among the Corporation and U.S. Trust Company of Texas as Trustee.

                  "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the first Regular Dividend Payment Date to occur thereafter.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided that any Investment in the interactive television business shall be made by any Person, directly or indirectly, through Interactive Channel, Inc., Interactive Channel Technologies

Inc. and any of their Wholly-Owned Subsidiaries. For purposes of paragraph
(l)(ii), (i) "Investment" shall include the portion (proportionate to the Corporation's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Corporation at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Corporation shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Corporation's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Corporation's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

                  "Issue Date" means the date on which the Preferred Stock are originally issued.

                  "Junior Stock" shall have the meaning ascribed to it in paragraph (b) hereof.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to, such Asset Disposition) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable, law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, provided however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Corporation or any Restricted Subsidiary of the Corporation after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition), provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Corporation or any Restricted Subsidiary.

                  "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

                  "Net Income" means with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Corporation nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, a general partner or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Corporation or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Note Indenture" means the Indenture governing the Notes.

                  "Notes" means the $100,000,000 aggregate principal amount of 12% Senior Secured Notes due 2004 issued by the Corporation on the Issue Date.

                  "Officers' Certificate" shall mean a certificate signed by two Officers of the Corporation, at least one of whom shall be the principal executive, financial or accounting officer of the Corporation.

                  "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Transfer Agent, from legal counsel who is acceptable to the Transfer Agent.

                  "Parity Stock" shall have the meaning ascribed to it in paragraph (b) hereof.

                  "Permitted Businesses" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Corporation and its Restricted Subsidiaries on the Issue Date, as reasonably determined by the Corporation's Board of Directors; provided, that, an entity which is not an operating entity and whose primary business is to hold or maintain intellectual property or licenses shall not qualify as a "Permitted Business".

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

                  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Private Exchange Preferred Stock" means a series of the Corporation's senior exchangeable preferred stock contemplated by the Registration Rights Agreement issued under the same certificate of designation as the Exchange Preferred Stock and having terms identical in all material respects to the Senior Preferred Stock.

                  A "Public Market" exists at any time with respect to the common stock of Holding or the Corporation if (i) the common stock of Holding or the Corporation is then registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (ii) at least 15% of the total issued and outstanding common stock of Holding or the Corporation, as applicable, has been distributed prior to such time by means of an effective registration statement under the Securities Act.

                  "Purchase Money Indebtedness" means any Indebtedness Incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

                  "Redemption Date," with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Corporation.

                  "Redemption Notice" shall have the meaning ascribed to it in paragraph (e)(iii) hereof.

                  "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Certificate of Designation or Incurred in compliance with this Certificate of Designation (including Indebtedness of the Corporation that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Notes and (B) Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced and (iii) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the accreted value) then outstanding of the Indebtedness being refinanced.

                  "Registration Rights Agreement" means the Preferred Stock Registration Rights Agreement dated as of the Issue Date among the Corporation and NatWest Capital Markets Limited and Prudential Securities, Incorporated.

                  "Regular Dividend Payment Date" means February 1, May 1, August 1 and November 1 of each year.

                  "Regular Dividend Record Date" means January 15, April 15, July 15 and October 15 of each year.

                  "Regular Dividends" shall have the meaning ascribed to it in paragraph (c)(i) hereof.

                  "Restricted Payment" shall have the meaning ascribed to it in paragraph (1)(ii) hereof.

                  "Restricted Subsidiary" means any Subsidiary of the Corporation other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Corporation or a Restricted Subsidiary transfers such property to a Person and the Corporation or a Subsidiary leases it from such Person.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, as all Indebtedness of the Corporation, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness will not include (1) any obligation of the Corporation to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Corporation, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), or (4) any Indebtedness, Guarantee or obligation of the Corporation that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Corporation, including any Subordinated Obligations.

                  "Senior Preferred Stock" shall have the meaning ascribed to it in paragraph (a) hereof.

                  "Senior Stock" shall have the meaning ascribed to it in paragraph (b) hereof.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

                  "Subordinated Obligations" means any Indebtedness of the corporation (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

                  "Subsidiary" of any Person incorporated in the United States means any corporation, association, partnership or other business entity organized in the United States of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the corporation.

                  "Subsidiary Guarantees" means each Subsidiary of the Corporation in existence on the Issue Date and each Subsidiary (other than Unrestricted Subsidiaries) created or acquired by the Corporation after the Issue Date.

                  "Successor Corporation" shall have the meaning ascribed to it in paragraph (f)(iii) hereof.

                  "Transfer Agent" means ChaseMellon Shareholder Services, L.L.C. or any successor or assignor thereto.

                  "Triggering Event" shall have the meaning ascribed to it in paragraph(f)(iii) hereof.

                  "Units" means the 800 Units each consisting of (i) 1,000 shares of 13-1/2% of Senior PIK Preferred Stock with a liquidation preference of $25 per share and (ii) Warrants to purchase

447,000 shares of Common Stock, representing 3% of the Company's Common Stock on a fully diluted basis.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Corporation that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Corporation (including any newly acquired or newly formed Subsidiary of the Corporation) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Corporation or any Restricted Subsidiary of the Corporation that is not a Subsidiary of the Subsidiary to be so designated; provided, however, each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the Lender has recourse to any of the assets of the Corporation or any of its Restricted Subsidiaries and either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Corporation could Incur $1.00 of additional Indebtedness under clause (l)(i)(a) and (y) no Triggering Event shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Corporation, at least 99% of Capital Stock of which (other than directors' qualifying shares) is owned by the Corporation or another Wholly-Owned Subsidiary.

                  IN WITNESS WHEREOF, said Source Media, Inc. has caused this Certificate of Designation to be signed by Timothy Peters, its Chief Executive Officer, this 29th day of October, 1997.


                                          SOURCE MEDIA, INC.





                                          By /s/ TIMOTHY P. PETERS
                                             ----------------------------------
                                          Timothy P. Peters,
                                          Chief Executive Officer

                                  AMENDMENT TO
                   CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                  OPTIONAL AND OTHER SPECIAL RIGHTS OF 13 1/2%
                  SENIOR PAYMENT-IN-KIND PREFERRED STOCK, AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware
                 and approved by a majority of the Stockholders


                  Source Media, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, said Board of Directors, duly approved and adopted the following resolution:

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors does hereby amend the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13 1/2% Senior Payment-In-Kind Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation"), as filed with the Office of the Secretary of State of the State of Delaware on October 29, 1997, as follows:

         1. Paragraph (l)(iii) of the Certificate of Designation is amended and restated in its entirety as follows:

                  (A) The Corporation will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Corporation, other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Corporation or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1 million, the terms of such transaction have been approved by a majority of members of the Board of Directors of the Corporation and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2 million, the Corporation has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Corporation or such Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that this clause (iii) shall not apply to any transaction between or among the Corporation and its Restricted Subsidiaries, on the one hand, and NewCo and its Affiliates, on the other hand.

                  (B) The foregoing paragraph (A) shall not apply to (i) any Restricted Payment permitted to be made pursuant to paragraph (l)(ii) hereof, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Corporation, (iii) loans or advances to employees in the ordinary course of business of the Corporation or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 at any time, (iv) loans or advances to senior management of the Corporation which loans and advances are secured by shares of Common Stock of the Corporation owned by such senior management, in an aggregate amount outstanding not to exceed $750,000, (v) any transaction between Wholly-Owned Subsidiaries, (vi) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Corporation and its Restricted Subsidiaries, in each case in the ordinary course of business, (vii) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Corporations offering memorandum dated October 30, 1997 (the "Offering Memorandum") or (y) otherwise, in the aggregate, immaterial to the Corporation and its Restricted Subsidiaries taken as a whole, (viii) any employment, non-competition or confidentiality agreements entered into by the Corporation or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (ix) the issuance of Capital Stock of the Corporation (other than Disqualified Stock), (x) Permitted Investments pursuant to clauses (xiii) and (xiv) of the definition thereof and (xi) any transaction or arrangement entered into pursuant to the Contribution Agreement or the Purchase Agreement.

         2. Paragraph (n) of the Certificate of Designation is amended and restated in its entirety as follows:

         The Corporation will not permit IT Network, Inc. to directly or indirectly engage in any business other than the provision of voice information services, including the services described in the Offering Memorandum.

         3.       Each of the following current terms contained in paragraph
(o) of the Certificate of Designation is amended and restated in its entirety as follows:

                  "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Corporation or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Corporation or by the Corporation or a Restricted Subsidiary to a Wholly-Owned Subsidiary,
         (ii) a disposition of inventory in the ordinary course of business and for which adequate reserves have been established in accordance with GAAP, (iii) a disposition of obsolete or worn out equipment that is no longer useful in the conduct of the business of the Corporation and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1 million, (v) transactions permitted under paragraph (g) hereof and (vi) Permitted Investments pursuant to clauses (xii) and (xiii) of the definition thereof. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with paragraph (l)(ii) shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of paragraph (l)(ii), (i) "Investment" shall include the portion (proportionate to the Corporation's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Corporation at the time that such

         Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Corporation shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in any amount (if positive) equal to (x) the Corporation's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Corporation's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

               "Permitted Investments" means an Investment by the Corporation or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Corporation (other than Interactive Channel Technologies, Inc., 997758 Ontario, Inc., Cableshare (U.S.) Limited, Cableshare International Inc. and 1229501 Ontario, Inc.); provided, however, (A) that the primary business of such Wholly-Owned Subsidiary is a Permitted Business and (B) in the case of Investments by the Corporation or any of its Restricted Subsidiaries in Interactive Channel, Inc., in an amount not to exceed the amount set forth in clause (B) of paragraph (l)(ii); (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Corporation or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Corporation or a Wholly-Owned Subsidiary of the Corporation, provided, however, that in each case such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Corporation or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Corporation or such Restricted Subsidiary in an aggregate amount outstanding at any one time not to exceed $250,000; (vii) loans or advances to senior management of the Corporation which loans or advances are fully secured on the date of such loans or advances by shares of Common Stock of the Corporation owned by such senior management in an aggregate amount outstanding not to exceed $750,000; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Corporation or any of its Restricted Subsidiaries or in satisfaction of judgments or claims;
          (ix) a Person engaged in a Permitted Business or a loan or advance to the Corporation the proceeds of which are used solely to make an investment in a Person engaged in a

         Permitted Business or a Guarantee by the Corporation of Indebtedness of any Person in which such Investment has been made; provided, however, that no Permitted Investments may be made pursuant to this clause (ix) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (ix), exceed $3 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (ix), or any release or other cancellation of any Guarantee constituting such Permitted Investment);
         (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Corporation and its Restricted Subsidiaries; (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; (xii) the transfer, assignment, conveyance or licensing of the Source I/C Assets to NewCo as contemplated by the Contribution Agreement; and
         (xiii) the making of capital contributions by the Corporation to NewCo pursuant to the Operating Agreement in an amount not to exceed, in the aggregate, the sum of $10 million plus the net cash proceeds of one or more Equity Offerings by the Corporation to the extent the intended use of proceeds is for the making of such capital contribution to NewCo.

         4. Paragraph (o) of the Certificate of Designation is amended by adding the following new defined terms therein in their applicable alphabetical order:

                  "Contribution Agreement" means the Contribution Agreement dated as of July 29, 1999 by and among Insight, the Corporation and NewCo.

                  "Insight" means Insight Interactive, LLC, a Delaware limited liability company, and its successors and assigns.

                  "Insight Communications" means Insight Communications Corporation, Inc., a Delaware corporation, and its successors and assigns.

                  "NewCo" means NewCo, L.L.C., a Delaware limited liability company, and its successors and assigns.

                  "NewCo License" means the exclusive, perpetual, royalty free, irrevocable, worldwide license, with the right to sublicense, to all of the intellectual property that has application in the VirtualModem and Interactive Channel businesses not freely assignable by the Corporation and the Source Subsidiaries (as defined in the Contribution Agreement) to the extent such intellectual property permits the grant of licenses.

                  "Operating Agreement" means the Limited Liability Corporation Agreement of NewCo, to be entered into by and between the Corporation and Insight as of the closing date as contemplated by the Contribution Agreement, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "Purchase Agreement" means the Common Stock and Warrants Purchase Agreement dated as of July 29, 1999 by and between the Corporation and Insight.

                  "Source I/C Assets" means the assets transferred, assigned and conveyed by the Corporation and the Source Subsidiaries (as defined in the Contribution Agreement) to NewCo pursuant to the Contribution Agreement and the NewCo License.

                  IN WITNESS WHEREOF, said Source Media, Inc. has caused this Amendment to the Certificate of Designation to be signed by Stephen W. Palley, its Chief Executive Officer, this 17th day of November, 1999.


                                            SOURCE MEDIA, INC.



                                            By: /s/ Stephen W. Palley
                                                -------------------------------
                                                  Stephen W. Palley,
                                                  Chief Executive Officer

                                  AMENDMENT TO
                   CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                  OPTIONAL AND OTHER SPECIAL RIGHTS OF 13 1/2%
                  SENIOR PAYMENT-IN-KIND PREFERRED STOCK, AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware
                 and approved by a majority of the Stockholders


                  Source Media, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, said Board of Directors, duly approved and adopted the following resolution:

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors does hereby amend the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13 1/2% Senior Payment-In-Kind Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation"), as filed with the Office of the Secretary of State of the State of Delaware on October 29, 1997, and as amended on November 17, 1999, as follows:

         1. Paragraph (l)(iii) of the Certificate of Designation is amended and restated in its entirety as follows:

                  (A) The Corporation will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Corporation, other than a Wholly-Owned Subsidiary (an "Affiliate

         Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Corporation or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1 million, the terms of such transaction have been approved by a majority of members of the Board of Directors of the Corporation and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2 million, the Corporation has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Corporation or such Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that this clause (iii) shall not apply to (x) any transaction between or among the Corporation and its Restricted Subsidiaries, on the one hand, and NewCo and its Affiliates, on the other hand, (y) any transaction between or among the Company and its Restricted Subsidiaries, on the one hand, and SourceSuite Acquisition and its Affiliates, on the other hand and (z) the sale, exchange or other disposition of any Liberate Shares so long as the proceeds are used in the business of the Company.

                  (B) The foregoing paragraph (A) shall not apply to (i) any Restricted Payment permitted to be made pursuant to paragraph (l)(ii) hereof, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Corporation, (iii) loans or advances to employees in the ordinary course of business of the Corporation or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 at any time, (iv) loans or advances to senior management of the Corporation which loans and advances are secured by shares of Common Stock of the Corporation owned by such senior management, in an aggregate amount outstanding not to exceed $750,000, (v) any transaction between Wholly-Owned Subsidiaries, (vi) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Corporation and its Restricted Subsidiaries, in each case in the ordinary course of business, (vii) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Corporations offering memorandum dated October 30, 1997 (the "Offering Memorandum") or (y) otherwise, in the aggregate, immaterial to the Corporation and its Restricted Subsidiaries taken as a whole, (viii) any employment, non-competition or confidentiality agreements entered into by the Corporation or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (ix) the issuance of Capital Stock of the Corporation (other than Disqualified Stock), (x) Permitted Investments pursuant to clauses (xii), (xiii), (xiv), and (xv) of the definition thereof and (xi) any transaction or arrangement entered into pursuant to the Contribution Agreement or the Purchase Agreement.

         2.       Each of the following current terms contained in paragraph
(o) of the Certificate of Designation is amended and restated in its entirety as follows:

                  "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Corporation or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Corporation or by the Corporation or a Restricted Subsidiary to a Wholly-Owned Subsidiary,
         (ii) a disposition of inventory in the ordinary course of business and for which adequate reserves have been established in accordance with GAAP, (iii) a disposition of obsolete or worn out equipment that is no longer useful in the conduct of the business of the Corporation and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1 million, (v) transactions permitted under paragraph (g) hereof, (vi) Permitted Investments pursuant to clauses (xii), (xiii), (xiv) and (xv) of the definition thereof and
         (vii) the sale, transfer, exchange or other disposition of any Liberate Shares so long as the proceeds are used in the business of the Company. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with paragraph (l)(ii) shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

                  "NewCo" means SourceSuite LLC, a Delaware limited liability company, and its successors and assigns.

                  "Permitted Investments" means an Investment by the Corporation or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Corporation

         (other than Interactive Channel Technologies, Inc., 997758 Ontario, Inc., Cableshare (U.S.) Limited, Cableshare International Inc. and 1229501 Ontario, Inc.); provided, however, (A) that the primary business of such Wholly-Owned Subsidiary is a Permitted Business and
         (B) in the case of Investments by the Corporation or any of its Restricted Subsidiaries in Interactive Channel, Inc., in an amount not to exceed the amount set forth in clause (B) of paragraph (l)(ii);
         (ii) another Person if as a result of such Investment such other
         Person becomes a Wholly-Owned Subsidiary of the Corporation or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Corporation or a Wholly-Owned Subsidiary of the Corporation, provided, however, that in each case such Person's primary business is a Permitted Business; (iii)
         Temporary Cash Investments; (iv) receivables owing to the Corporation or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Corporation or such Restricted Subsidiary in an aggregate amount outstanding at any one time not to exceed $250,000;
         (vii) loans or advances to senior management of the Corporation which loans or advances are fully secured on the date of such loans or advances by shares of Common Stock of the Corporation owned by such senior management in an aggregate amount outstanding not to exceed $750,000; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Corporation or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (ix) a Person engaged in a Permitted Business or a loan or advance to the Corporation the proceeds of which are used solely to make an investment in a Person engaged in a Permitted Business or a Guarantee by the Corporation of Indebtedness of any Person in which such Investment has been made; provided, however, that no Permitted Investments may be made pursuant to this clause (ix) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (ix), exceed $3 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (ix), or any release or other cancellation of any Guarantee constituting such Permitted Investment);
         (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Corporation and its Restricted Subsidiaries; (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; (xii) the transfer, assignment, conveyance or licensing of the Source I/C Assets to NewCo as contemplated by the Contribution Agreement; (xiii) the making of capital contributions by the Corporation to NewCo pursuant to the Operating Agreement in an amount not to exceed, in the aggregate, the sum of $10 million plus the net cash proceeds of one or more Equity Offerings by the Corporation to the extent the intended use of proceeds is for the making of such capital contribution to NewCo; (xiv) the transfer, exchange or other disposition by the Company of its ownership interests in NewCo for the Merger Consideration as contemplated by the Merger Agreement and (xv) the making of capital contributions by the Company to SourceSuite Acquisition pursuant to the SourceSuite Acquisition Operating Agreement in an amount not to exceed, in the aggregate, the sum of $20 million, as well as such contributions to SourceSuite Acquisition in respect of the net cash proceeds of one or more equity offerings by the Company to the extent the intended use of proceeds, as set forth in the offering documents, is for the making of such capital contribution to SourceSuite Acquisition.

         3. Paragraph (o) of the Certificate of Designation is amended by adding the following new defined terms therein in their applicable alphabetical order:

                  "Liberate" means Liberate Technologies, a Delaware corporation, and its successors and assigns.

                  "Liberate Acquisition" means Liberate Acquisition LLC, a Delaware limited liability company, and its successors and assigns.

                  "Liberate Shares" means the shares of common stock of Liberate to be received by the Company pursuant to the Merger Agreement.

                  "Merger" means the merger of Liberate Acquisition with and into NewCo as contemplated by the Merger Agreement.

                  "Merger Agreement" means the Merger Agreement and Plan of Reorganization dated as of January 12, 2000 by and among Liberate, Liberate Acquisition, NewCo, SourceSuite Acquisition, the Company, Insight and Insight Communications.

                  "Merger Consideration" means (a) either (i) 443,000 Liberate Shares or (ii) 378,536 Liberate Shares plus $15 million in cash and
         (b) as a working capital adjustment, cash equal to one-half of the cash and cash equivalents of NewCo at the time of the Merger, less any taxes payable by NewCo on the sale of the Retained Business to SourceSuite Acquisition.

                  "Retained Business" means the Interactive Channel business of NewCo including its server-side interactive programming guide and related content business but excluding assets and properties used in its VirtualModem business.

                  "SourceSuite Acquisition" means SourceSuite Acquisition LLC, a Delaware limited liability company, and its successors and assigns.

                  "SourceSuite Acquisition Operating Agreement" means the limited liability company operating agreement of SourceSuite Acquisition, to be entered into by and between the Company and Insight as of the closing date of the Merger, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  IN WITNESS WHEREOF, said Source Media, Inc. has caused this Amendment to the Certificate of Designation to be signed by Stephen W. Palley, its President and Chief Executive Officer, this 2d day of March, 2000.



                                       SOURCE MEDIA, INC.



                                       By: /s/ Stephen W. Palley
                                           -------------------------------------
                                           Stephen W. Palley,
                                           President and Chief Executive Officer